Exhibit 10.29
EXECUTION VERSION
AMENDMENT AGREEMENT
     AMENDMENT (this “Amendment”), effective as of September 29, 2009, to the Share Purchase Agreement, dated as of July 23, 2009 (the “Agreement”) between SINA CORPORATION, a company organized under the laws of the Cayman Islands (“SINA”), and CHINA REAL ESTATE INFORMATION CORPORATION, a company organized under the laws of the Cayman Islands (“CRIC”). Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Amendment.
WITNESSETH:
     WHEREAS, SINA and CRIC have entered into the Agreement; and
     WHEREAS, pursuant to and in accordance with Section 9.07 of the Agreement, SINA and CRIC wish to amend the Agreement as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, SINA and CRIC hereby agree as follows:
     Section 1. Amendments. The parties hereto hereby agree to the following amendments to the Agreement:
     (a) Second Recital. The reference in the second recital of the Agreement to “$1.00” as the par value of each China Online Share is hereby replaced with “$0.0002”.
     (b) Fifth Recital. The fifth recital of the Agreement is hereby amended and restated in its entirety as follows:
     “WHEREAS, on or prior to the consummation of the transactions contemplated by this Agreement, the following ancillary agreements will be entered into by the parties thereto: (i) an Amended and Restated Software License Agreement between SINA WFOE (as defined below) and Shanghai SINA Leju Information Technology Co. Ltd., a wholly-owned subsidiary of China Online HK (the “China Online WFOE”) (the “Software License Agreement”), (ii) an Amended and Restated Domain Name License Agreement between Beijing SINA Information Service Co., Ltd., a PRC limited liability company controlled by SINA (“Beijing SINA”) and Beijing Yisheng Leju Information Services Co., Ltd. (“Beijing Yisheng”) (the “Domain Name License Agreement”), and (iii) an Amended and Restated Trademark License Agreement between Beijing SINA and Beijing Yisheng (the “Trademark License Agreement”);”
     (c) Seventh Recital. The seventh recital of the Agreement is hereby amended and restated in its entirety as follows:
     “WHEREAS, CRIC (i) provides real estate information and consulting services and real estate advertising services and (ii) operates a business-to-business and business-to-consumer Internet platform targeting participants in the PRC real estate industry, as

EXECUTION VERSION
currently conducted or contemplated to be conducted by CRIC or its Subsidiaries anywhere in the world, (the “CRIC Business”); and”
     (d) Definitions. Each of the following definitions in Section 1.01 of the Agreement is hereby amended and restated in its entirety as follows:
     “China Online F-1 Disclosure” shall mean any and all information, statements or other disclosure in the Draft Form F-1 or the Final Form F-1 relating to, describing, derived from or otherwise concerning SINA, any of its Affiliates (including any China Online Company) and any director, officer or employee of any of the foregoing, or any China Online Assets, the China Online Financial Statements, China Online Interim Financial Statements and those elements of the pro forma financial statements of CRIC and China Online based upon the financial statements or financial or accounting records of China Online; provided, however, that if any pro forma adjustments are made to derive the pro forma financial statements or pro forma financial information of CRIC and China Online, such pro forma adjustments shall not be “China Online F-1 Disclosure”.
     “PRC” means the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.
     Section 2. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Amendment is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Amendment are consummated as originally contemplated to the greatest extent possible.
     Section 3. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between SINA and CRIC with respect to the subject matter hereof and thereof.
     Section 4. Assignment. This Amendment may not be assigned by operation of law or otherwise without the express written consent of SINA and CRIC (which consent may be granted or withheld in the sole discretion of the SINA or CRIC), as the case may be.
     Section 5. No Third Party Beneficiaries. This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Amendment.
     Section 6. Governing Law; Arbitration. This Amendment and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by, and

EXECUTION VERSION
construed in accordance with, the laws of the state of New York (without regard to its conflicts of laws rules that would mandate the application of the laws of another jurisdiction).
     (a) Any dispute, controversy or claim arising out of or relating to this Amendment or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Amendment) (each a “Dispute”) shall be finally settled by arbitration.
     (b) The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “HKIAC Rules”).
     (c) The arbitration shall be decided by a tribunal of three (3) arbitrators, whose appointment shall be in accordance with the HKIAC Rules; provided, however, that the third presiding arbitrator must be licensed to practice New York state law and in good standing with the New York State Bar, as of the date the Notice of Arbitration is received by the HKIAC Secretariat.
     (d) Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English.
     (e) Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s), shall be resolved by the tribunal already appointed to hear the existing Dispute(s).
     (f) The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered.
     (g) Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of the enforcement of an award, the parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.
     Section 8. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, SINA and CRIC have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SINA CORPORATION
By:	/s/ Charles Chao
Name:
Title:

CHINA REAL ESTATE INFORMATION CORPORATION
By:	/s/
Name:
Title

[Signature Page to Amendment Agreement]